Exhibit 99.1

For further information:	Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES FOURTH QUARTER FISCAL 2009 FINANCIAL
RESULTS ANNOUNCEMENT TO BE MADE ON OCTOBER 15, 2009

-- Conference Call Scheduled for 9:00 a.m. CT --

FOREST CITY, IOWA, October 1, 2009 – Winnebago Industries, Inc. (NYSE: WGO), the nation’s top-selling motor home manufacturer, will issue an advisory release and host a conference call on Thursday, October 15, 2009. In compliance with the U.S. Securities and Exchange Commission's ("SEC") recent guidance regarding "notice-and-access" news releases(1), the Company plans to discontinue issuance of full-text financial news releases via a wire service and will issue only advisory press releases notifying investors when new and material information is available on its websites. Winnebago Industries plans to issue an advisory release before the market open on October 15, notifying the public that a complete and full-text press release discussing the financial results for the Company’s fourth quarter fiscal year 2009 ended August 29, 2009 will be available no earlier than 6:00 a.m. Central Time (CT) in the “Investor Relations” section of the Company’s Web site at: www.winnebagoind.com/investor.html.

The Company will also host a conference call on October 15 at 9 a.m. Central Time (CT) to discuss the financial results for its fourth quarter fiscal 2009. Winnebago Industries’ conference call may be heard live via the Company’s website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries

Winnebago Industries, Inc. is the nation’s top-selling manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca and ERA brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company’s common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company’s common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries’ investor relations material, or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

# # #

(1) SEC Release Nos. 34-58288, IC-28351; File No. S7-23-08